SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

November 15, 2002

Varco International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13309	76-0252850

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 W. Sam Houston Parkway South, Suite 1700, Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(281) 953-2200

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Item 5.  Other Events.

     On November 15, 2002, Varco International, Inc. issued a press release pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, announcing that the company priced a private placement of $150 million of senior notes. The closing of the transaction is expected to occur on November 19, 2002; however, the closing is subject to the satisfaction of customary closing conditions. As a result, no assurance can be made that the offering of the notes will be completed.

     A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

     The notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Item 7.  Exhibits.

     99.1  Text of Press Release, dated November 15, 2002.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2002

VARCO INTERNATIONAL, INC.
By:	/s/ Joseph C. Winkler

Joseph C. Winkler Executive Vice President and Chief Financial Officer

EXHIBIT INDEX
99.1	Text of Press Release, dated November 15, 2002.